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Exhibit 10.99a




December 19, 2002


Victor T. Weber
9416 Gold Mountain Drive
Las Vegas, Nevada  89134

RE: EXECUTIVE AGREEMENT/GIS

Dear Victor,

         On behalf of Government Internet Systems, Inc., a Nevada corporation (the "Company"), I am pleased to confirm your appointment as President of Government Internet Systems, Inc., a Nevada corporation (the "Company") effective as of November 11, 2002 and your acceptance of such appointment. The Company looks forward to your future success as an executive of the Company. Pursuant to this letter agreement, you and we hereby confirm the following:

1. You will serve as President of the Company for six (6) months from the date hereof.

2. In the event Company actually receives (a) a minimum of $2,500,000 of funding or (b) sales in excess of $1,000,000 in the next six (6) months from the date hereof, then the Employment Agreement, attached hereto as Attachment A and incorporated by this reference will become affective on the date either (a) or
(b) occurs (the "Effective Date"). In the event that neither (a) nor (b) has occurred within six (6) months after the execution of this letter agreement, then either party may terminate this Agreement upon thirty (30) days notice to the other party.

3. During the term of this letter agreement, you expressly acknowledge and agree that the terms of this letter agreement shall control until the Employment Agreement becomes effective. In addition, unless and until all of the terms of the Employment Agreement become effective, the Company shall have no obligation to pay the salary and benefits specified in Paragraphs 3.1, 3.6, and 3.7, 4.1, 4.2, 4.3, and 4.4.

4. During the term of the letter agreement, the parties agree that only Paragraphs 1, 3.3, 3.4, 3.5, 3.8, 4.5, 5, 6, 7, 8, 9, 10, and 11 of the
Employment Agreement be incorporated as terms of this letter agreement. In accordance with Paragraphs 3.3 and 3.5 of the Employment Agreement, respectively, the Company expressly acknowledges and confirms you shall receive the following: (a) five hundred (500) shares of the twenty-five thousand (25,000) authorized common stock shares of the Company (the "Shares"), subject to the terms of the Buyback Agreement (attached as Attachment B and incorporated herein by this reference), dated December 19, 2002, between Vertical and you (in accordance with Paragraph 3.3 of the Employment Agreement); and (b) five (5) year warrants (attached as Attachment C) to purchase 1,000,000 shares of the common stock of Vertical Computer Systems, Inc. at a strike price of $0.01, vesting in 100,000 increments each month until all warrants are vested (beginning December 19, 2002), and subject to Vertical's one (1) year lock- up



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agreement.  The Company  shall  reimburse  you for  reasonable  travel and other expenses incurred in the course of performing services hereunder. You will receive no other compensation for your services as an executive of the Company until either of the events specified in Paragraph 2, Section (a) or (b) occurs.

5. You agree that you will execute, and deliver to an officer of the Company, the Company's Confidentiality and Development Agreement, which is attached hereto as Attachment C and incorporated herein by this reference. In addition, you will abide by the Company's strict policy that prohibits any new employee, consultant or advisor from using or bringing with him or her from any previous employer any confidential information, trade secret, or proprietary materials or processes of such employer.

         Again, let me indicate how pleased we all are to extend this offer, and how much we look forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter agreement and the affixed attachments. Only a written agreement signed by the Company and you can modify or amend this letter agreement.


Very truly yours,


GOVERNMENT INTERNET SYSTEMS, INC.

By: ________________________________
         Steve Rossetti, Director


ACCEPTED AND AGREED:


VERTICAL COMPUTER SYSTEMS, INC.

By: _______________________________
         Richard Wade, President/CEO
         Vertical Computer Systems, Inc.,
         majority controlling shareholder of
         Government Internet Systems, Inc.


VICTOR T. WEBER

By: _______________________________
         Victor T. Weber, an individual





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                                  ATTACHMENT A

                              EMPLOYMENT AGREEMENT




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                                  ATTACHMENT B

                               BUY BACK AGREEMENT




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                                  ATTACHMENT C

                                     WARRANT




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                                  ATTACHMENT D

                    CONFIDENTIALITY AND DEVELOPMENT AGREEMENT